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Page 7                                               Exhibit 99.1






                  FORM OF ANNUAL SERVICER'S CERTIFICATE
                  -------------------------------------

                   (To be delivered on or before each
                 March 31 beginning with March 31, 1997,
               pursuant to Section 3.5 of the Pooling and
                 Servicing Agreement referred to below)


                          FIRST OMNI BANK, N.A.

                FIRST OMNI BANK CREDIT CARD MASTER TRUST

     The undersigned, a duly authorized representative of First Omni Bank, N.A., as Servicer ("First Omni"), pursuant to the Pooling and Servicing Agreement dated as of April 1, 1996 (as may be amended and supplemented from time to time, the "Agreement"), among First Omni Bank, N.A., as Transferor and Servicer, and The Bank of New York, as Trustee, does hereby certify that:

     1. First Omni is, as of the date hereof, Servicer under the Agreement. Capitalized terms used in this Certificate have their respective meanings as set forth in the Agreement.

     2. The undersigned is a Servicing Officer who is duly authorized pursuant to the Agreement to execute and deliver this Certificate to Trustee.

     3. A review of the activities of Servicer during the fiscal year ended December 31, 1996, and of its performance under the Agreement was conducted under my supervision.

     4. Based on such review, Servicer has, to the best of my knowledge, performed in all material respects its obligations under the Agreement throughout such year and no default in the performance of such obligations has occurred or is continuing except as set forth in paragraph 5.

     5. The following is a description of each default in the performance of Servicer's obligations under the provisions of the Agreement known to me to have been made by Servicer during the
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Page 8

fiscal year ended December 31, 1996, which sets forth in detail(i)the nature of each such default, (ii) the action taken by Servicer, if any, to remedy each such default and (iii) the current status of each such default: NONE




IN WITNESS WHEREOF, the undersigned has duly executed this Certificate this 24th day of March, 1997.



                     FIRST OMNI BANK, N.A.,
                            Servicer


                     By  /s/ Richard H. Welsh
                        ------------------------
                        Name:   Richard H. Welsh
                        Title:  V.P., Controller